certification

William Ferri, President, and Brian Curley, Treasurer of the Cantor Fitzgerald Sustainable Infrastructure Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Cantor Fitzgerald Sustainable Infrastructure Fund		Cantor Fitzgerald Sustainable Infrastructure Fund

/s/ William Ferri		/s/ Brian Curley
William Ferri		Brian Curley
Date:	11/25/2025	Date:	11/25/2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Cantor Fitzgerald Sustainable Infrastructure Fund and will be retained by Cantor Fitzgerald Sustainable Infrastructure Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.